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SMITH MICRO SOFTWARE, INC. AND SUBSIDIARIES



Exhibit 21.1 Subsidiaries


               Subsidiary                                 State of Incorporation
               ----------                                 ----------------------
Performance Computing Incorporated and PCI                        Oregon
Video Products, Inc.

STF Technologies, Inc.                                           Missouri

Dolphin Safe Software, Inc.                                     California
dba Pacific Coast Software, Inc.